Exhibit 99.1

NASDAQ, INC. ANNOUNCES PROPOSED SENIOR NOTES OFFERING

NEW YORK, March 25, 2019 — Nasdaq, Inc. (the “Company”) (Nasdaq: NDAQ) today announced that it plans to offer, subject to market and other conditions, Euro-denominated senior notes (the “Offering”). The Company expects to use the net proceeds from the Offering to refinance indebtedness and for other general corporate purposes.

J.P. Morgan Securities plc, Merrill Lynch International, Mizuho International plc and Skandinaviska Enskilda Banken AB (publ) will act as joint book-running managers for the Offering. HSBC Bank plc, ICBC Standard Bank Plc, Nordea Bank Abp, The Toronto-Dominion Bank and Wells Fargo Securities International Limited are acting as co-managers for the Offering.

The Offering will be made pursuant to an effective shelf registration statement, previously filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”). Before investing, you should read the prospectus supplement and accompanying prospectus, as well as other documents the Company has filed with the SEC, for a more complete understanding of the Company and the Offering. These documents are available for free by visiting EDGAR on the SEC website at www.sec.gov.

Alternatively, copies may be obtained by contacting J.P. Morgan Securities plc at 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom, Facsimile: +44 20 3493 0682, Attention: Head of Debt Syndicate and Head of EMEA Debt Capital Markets Group; Merrill Lynch International, 2 King Edward Street, London EC1A 1HQ, United Kingdom, Telephone: 1-800-294-1322, Facsimile: +44 (0)20 7995 0048, Attention: Syndicate Desk; Mizuho International plc, 30 Old Bailey, London EC4M 7AU, United Kingdom, Attention: Legal Department; Skandinaviska Enskilda Banken AB (publ), Kungsträdgårdsgatan 8, 106 40, Stockholm, Sweden.

This press release is for informational purposes only and shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. The Company cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. These statements include, but are not limited to, statements about the Offering, the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company’s control. These factors include, but are not limited to, the Company’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in the Company’s filings with the U.S. Securities and Exchange Commission, including its annual reports on Form 10-K and quarterly reports on Form 10-Q which are available on the Company’s investor relations website at http://ir.nasdaq.com and the SEC’s website at www.sec.gov. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

ABOUT NASDAQ

Nasdaq (Nasdaq: NDAQ) is a leading global provider of trading, clearing, exchange technology, listing, information and public company services. Through its diverse portfolio of solutions, Nasdaq enables customers to plan, optimize and execute their business vision with confidence, using proven technologies that provide transparency and insight for navigating today’s global capital markets. As the creator of the world’s first electronic stock market, its technology powers more than 100 marketplaces in 50 countries. Nasdaq is home to over 4,000 total listings with a market value of approximately $12 trillion. To learn more, visit business.nasdaq.com.

MEDIA RELATIONS CONTACT:

Allan Schoenberg

+1.212.231.5534

allan.schoenberg@nasdaq.com

INVESTOR RELATIONS CONTACT:

Ed Ditmire, CFA

+1.212.401.8737

ed.ditmire@nasdaq.com